Exhibit 99.2

TEA LEAVES HEALTH, LLC

Unaudited Financial Statements

As of June 30, 2015 and for the six months ended June 30, 2015 and 2014 and the notes related thereto tea leaves health, llc

Table of Contents

Page(s)

Balance Sheets	1

Unaudited Statements of Income (Loss) and Members’ Deficit	2

Unaudited Statements of Cash Flows	3

Notes to Unaudited Financial Statements	4-7

Tea Leaves Health, LLC

Balance Sheets

	As of June 30, 2015	As of December 31, 2014
	(Unaudited)
Assets
Current assets:
Cash	$212,922	$182,178
Accounts receivable	951,565	765,164
Prepaid expenses	21,069	23,363
Total current assets	1,185,556	970,705
Property and equipment, net	194,270	225,004
Total assets	$1,379,826	$1,195,709

Liabilities and Members’ Deficit
Current liabilities:
Accounts payable	$1,139,047	$348,254
Accrued expenses	138,478	—
Customer deposits	—	91,667
Due to affiliate	1,053,544	1,145,397
Deferred revenue	1,114,863	708,337
Total current liabilities	3,445,932	2,293,655
Total liabilities	3,445,932	2,293,655

Members' deficit:
Members' deficit	(2,066,106)	(1,097,946)
Total members' deficit	(2,066,106)	(1,097,946)
Total liabilities and members' deficit	$1,379,826	$1,195,709

See accompanying notes to the unaudited financial statements.

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Tea Leaves Health, LLC

Unaudited Statements of Income (Loss) and Members' Deficit

	Six months ended June 30,
	2015	2014

Revenues:	$2,826,626	$2,731,826
Costs of revenues	1,649,903	1,586,809
Gross profit	1,176,723	1,145,017
General and administrative expenses	2,144,883	1,190,571
Loss from operations	(968,160)	(45,554)
Net loss	(968,160)	(45,554)
Members' deficit, beginning of period	(1,097,946)	(260,914)
Members' deficit, end of period	$(2,066,106)	$(306,468)

See accompanying notes to the unaudited financial statements.

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Tea Leaves Health, LLC

Unaudited Statements of Cash Flows

	Six months ended June 30,
	2015	2014
Cash flows from operating activities:
Net loss	$(968,160)	$(45,554)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	28,230	21,102
Changes in working capital:
Accounts receivable	(186,401)	(159,380)
Prepaid expenses	2,296	—
Accounts payable	790,793	483,156
Accrued expenses	138,478	—
Due to affiliate	(91,853)	155,615
Customer deposits	(91,667)	—
Deferred revenue	406,525	25,601
Net cash provided by operating activities	28,241	480,540

Cash flows from investing activities:
Proceeds from the sale of property and equipment	2,503	—
Purchases of property and equipment	—	(2,337)
Net cash provided by (used in) investing activities	2,503	(2,337)

Net increase in cash	30,744	478,203
Cash at beginning of period	182,178	150,844
Cash at end of period	$212,922	$629,047

See accompanying notes to the unaudited financial statements.

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TEA LEAVES HEALTH, LLC

Notes to the Unaudited Financial Statements

1.	ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Tea Leaves Health, LLC (the “Company”), founded in 2011, is a provider of software and data solutions utilized by hospitals to implement marketing strategies to grow their business and expand their revenues.

Financial Statements

The accompanying unaudited financial statements have been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”) on the same basis as the audited financial statements for the year ended December 31, 2014 and, in the opinion of management, include all adjustments of a normal recurring nature considered necessary to present fairly the Company’s financial position, results of operations and cash flows for the periods ended June 30, 2015 and 2014. The results of operations for the six months ended June 30, 2015 are not necessarily indicative of the results that may be expected for the year ending December 31, 2015 or any other future periods, due to seasonality and other business factors. These unaudited financial statements should be read in conjunction with the audited financial statements and accompanying notes thereto for the year ended December 31, 2014.

Summary of Significant Accounting Policies

Cash and Cash Equivalents

The Company maintains deposits with financial institutions, primarily in business checking accounts.

Business Concentrations, Accounts Receivable and Credit Risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist of accounts receivable.

The Company’s sales are solely to companies located in the United States. For the six months ended June 30, 2015, two customers accounted for greater than 10% of total revenue, or 39.4% of total revenue in the aggregate. For the six months ended June 30, 2014, two customers accounted for greater than 10% of total revenue, or 71.1% of total revenue in the aggregate. As of June 30, 2015, two customers each accounted for greater than 10% of accounts receivable, or 24.8% of accounts receivable in the aggregate. As of June 30, 2014, two customers each accounted for greater than 10% of accounts receivable, or 58.9% of accounts receivable in the aggregate. The Company’s operations are dependent upon these customers, and therefore, the loss of a substantial portion of revenues from these customers could have a material negative impact on the Company’s business if those revenues are not replaced with additional revenues from new or existing customers.

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TEA LEAVES HEALTH, LLC

Notes to the Unaudited Financial Statements

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Property and Equipment

Property and equipment is recorded at cost and consists of computers and servers. Expenditures for repairs and maintenance are charged to expense as incurred. The Company’s policy for disposal of assets is to remove the cost and related depreciation from the property and equipment accounts, and any related gain or loss is reflected in the statements of income (loss).

The Company depreciates the cost of computers and servers on a straight-line basis over their estimated useful lives which range from three to seven years.

Revenue Recognition and Deferred Revenue

Revenues are derived from several streams of services governed by a Master Agreement for data management services maintained with each customer. The length of the contracts typically ranges from one to three years.

The Company recognizes revenue as services are delivered, collection of relevant receivables is reasonably assured, persuasive evidence of arrangements exists, and sales prices are fixed or determinable.

The Company typically receives a down payment and/or build fee for customizing its data analytics platform for the customer and loading the customer’s data. All down payments and build fees are deferred and recognized as revenue on a ratable basis over the length of the respective contract, beginning on the date that the customer’s system is deemed ready for use by the customer. Deferred revenue reflected in the accompanying balance sheets primarily represents the unamortized portion of down payments and build fees received in advance of services being delivered.

Customer Deposits

In certain circumstances, customers issue payments to the Company in advance of contract signing or invoicing for services rendered. Such deposits are reflected as a liability in the accompanying balance sheets.

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TEA LEAVES HEALTH, LLC

Notes to the Unaudited Financial Statements

Income Taxes

No provision for income taxes is made in these financial statements due to the fact that the Company is organized in the State of Georgia as a Limited Liability Company. All income, losses, credits, and other items flow through to the Members’ individual income tax returns.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued amended guidance for revenue recognition. This amendment provides a comprehensive new revenue recognition model. The core principle of the guidance is to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. This amendment was originally to be effective for annual and interim periods beginning after December 15, 2016. In July 2015, the FASB approved a one year deferral of the effective date to December 15, 2017 and early adoption is permitted, but not before the original effective date of December 15, 2016. The standard permits the use of either the retrospective or cumulative effect transition method. The Company has not yet selected a transition method and is currently evaluating the effect that the new standard will have on the financial statements and related disclosures.

2.	RELATED PARTY TRANSACTIONS

The Company is located in office space leased by another company, Tech Safari, LLC (“Tech Safari”), which is owned by two equity holders of the Company. Certain employees of Tech Safari also provide services to the Company. Occupancy and employee labor costs are billed to the Company by Tech Safari based on an allocation of the related costs. The amounts billed by Tech Safari are reflected in cost of revenue and general and administrative expenses in the accompanying statements of income (loss), and the amount of any such billings not paid to Tech Safari as of period end are reflected in “due to affiliate” in the accompanying balance sheets.

3.	WARRANT WITH CUSTOMER

In December 2011, the Company granted its only customer at the time a warrant to purchase equity in the Company equal to 3% of the Members’ Units Deemed Outstanding, as defined in the warrant agreement, as of the time of exercise, at a purchase price of $.01 per unit. The warrant was fully vested as of December 31, 2013 and has an expiration date of ten years from the date of issuance. As of June 30, 2015, the warrant had not been exercised.

Based on the nominal amount of members’ equity (deficit) reflected in the Company’s financial statements at the time of the grant and in the subsequent periods through June 30, 2015, as well as the lack of alternative evidence indicating the warrant had material value in such periods, management determined that it was not necessary or appropriate to reflect a liability or related charge in the accompanying financial statements related to the warrant. If there is indication that the value of the warrant has increased to a material amount in the future, the Company will record a liability and related charge at such time.

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TEA LEAVES HEALTH, LLC

Notes to the Unaudited Financial Statements

4.	SUBSEQUENT EVENTS

On August 6, 2015, the Company was acquired by Everyday Health, Inc. as disclosed elsewhere in this Form 8-K/A. In connection with the acquisition, the Company settled the outstanding warrant with its customer (see Note 3) for $1.0 million, which was paid to the customer from sales proceeds.

Management evaluates events occurring subsequent to the date of the financial statements in determining the accounting for and disclosure of transactions and events that affect the financial statements. Management has evaluated subsequent events through October 21, 2015, which is the date the financial statements were available to be issued, and determined that, other than the events disclosed above, there are no significant events to disclose.

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